The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

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
We,      Marc J. Leder                                                   "Vice President"
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and      Rodger R. Krouse,                                                        "Clerk",
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of       Labtec Inc.
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                           (Exact name of corporation)


located at        Boot Cotton Mill, 100 Foot of John Street, Lowell, MA  01852 ,
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                      (Street address of corporation in Massachusetts)


certify that these Articles of Amendment affecting articles numbered:


                                   Article III
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                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


of the Articles of Organization were duly adopted at a meeting held on November
24, 1999, by vote of:

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
             shares of      Common Stock     of   7,225,863  shares outstanding,
------------           ---------------------    --------------
                                (type, class & series, if any)
as of the record date

             shares of                         of             shares outstanding, and
------------           ---------------------    ------------
                                (type, class & series, if any)

             shares of                         of              shares outstanding, and
------------           -----------------------    ------------
                                (type, class & series, if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:


* Delete the inapplicable words.    **Delete the inapplicable clause
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.



To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

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

The total presently authorized is:
----------------------------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------
      TYPE               NUMBER OF SHARES             TYPE              NUMBER OF SHARES              PAR VALUE
------------------ ----------------------------- ---------------- ----------------------------- ----------------------
Common:                                          Common:
------------------ ----------------------------- ---------------- ----------------------------- ----------------------

------------------ ----------------------------- ---------------- ----------------------------- ----------------------
Preferred:                                       Preferred:
------------------ ----------------------------- ---------------- ----------------------------- ----------------------

------------------ ----------------------------- ---------------- ----------------------------- ----------------------


Change the total authorized to:

----------------------------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------
      TYPE               NUMBER OF SHARES             TYPE              NUMBER OF SHARES              PAR VALUE
------------------ ----------------------------- ---------------- ----------------------------- ----------------------
Common:                                          Common:
------------------ ----------------------------- ---------------- ----------------------------- ----------------------

------------------ ----------------------------- ---------------- ----------------------------- ----------------------
Preferred:                                       Preferred:
------------------ ----------------------------- ---------------- ----------------------------- ----------------------

------------------ ----------------------------- ---------------- ----------------------------- ----------------------



                                   ARTICLE III
                                   -----------


         The last two paragraphs of Article III of the Company's Restated
Articles of Organization, as amended, are to be deleted in their entirety and the following is to be added immediately after the current first paragraph thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

                  "Upon the filing of these Articles of Amendment with the Massachusetts Secretary of the Commonwealth, each two (2) shares of Common Stock of the Corporation, $.01 par value per share (the "Common Stock"), issued and outstanding or held in the treasury of the Corporation shall be consolidated and combined into one (1) share of Common Stock. There shall be no fractional shares issued. Stockholders who otherwise would be entitled to receive fractional shares shall be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall
Street Journal, on the last trading day prior to the filing date of these Articles of Amendment (or if such price is not available, the average of the last bid and ask prices of the Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein."





The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                       .
                     -----------------------
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
SIGNED UNDER THE PENALTIES OF PERJURY, this        18th       day of  November , 1999.
                                            ------------------                  ---------

/s/ Marc J. Leder                                                        , Vice President,
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/s/ Rodger R. Krouse                                                     , Clerk
------------------------------------------------------------------------

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



                  I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this ___ day of November 1999.


                  Effective date:______________________



                           /s/ William Francis Galvin






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth











                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


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                                   Telephone:

                                      -4-